November 2016 Preliminary Terms No. 402 Registration Statement No. 333-212571 Dated October 26, 2016 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Lookback Entry Performance Leveraged Upside SecuritiesSM (the “PLUS”) will pay no interest and do not guarantee any return of principal at maturity. If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket level is less than the initial basket level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final basket level is less than the initial basket level. Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero. The initial basket level is 100 and the final basket level will be based on the equally weighted returns of the basket components from their respective lowest closing levels during the five-day lookback observation period beginning on the pricing date to their respective closing levels on the valuation date. The PLUS are for investors who seek exposure to a return based on the performance of the basket and who are willing and able to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the lookback feature and the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire initial investment in the PLUS. The PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Reference asset*:

An equally weighted basket (the “basket”) consisting of two equity indices (each, a “basket component” and, together, the “basket components”). The basket components, the Bloomberg ticker symbol for each basket component and the weighting of each basket component is as follows:

Aggregate principal amount:	$
Stated principal amount:	$10 per PLUS
Initial issue price:	$10 per PLUS (see “Commissions and initial issue price” below)
Pricing date†:	November 7, 2016
Original issue date†:	November 15, 2016
Valuation date†:	February 7, 2018, subject to postponement
Maturity date†:	February 12, 2018, subject to postponement
Interest:	None
Payment at maturity (per PLUS):

•      If the final basket level is greater than the initial basket level:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

•      If the final basket level is less than or equal to the initial basket level:

$10 × basket performance factor

This amount will be less than or equal to the stated principal amount of $10 and could be zero. Investors may lose their entire initial investment in the PLUS. Any payment on the PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the PLUS, by acquiring the PLUS, each holder of the PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Maximum payment at maturity:	At least $11.36 per PLUS (at least 113.60% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Leveraged upside payment:	$10 × leverage factor × basket return
Leverage factor:	200%
Basket return:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
Lookback component value:

With respect to each basket component, the lowest closing level of that basket component during the lookback observation period, which includes the pricing date. Consequently, the lookback component value of a basket component will not be greater than the closing level of that basket component on the pricing date.

The closing level of the RTY Index on the pricing date is       , and closing level of the SPX Index on the pricing date is .

Lookback observation period:	With respect to each basket component, the lookback observation period will consist of each scheduled trading day for that basket component from and including the pricing date to and including November 11, 2016. Notwithstanding anything to the contrary in the prospectus supplement, if a market disruption event occurs with respect to a basket component on any scheduled trading day for that basket component during the lookback observation period, that day will be disregarded for purposes of determining the lookback component value of that basket component.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per PLUS	$10	$10	$0.175(2) $0.05(3)	$9.775
Total	$	$	$	$

(1)	Our estimated value of the PLUS on the pricing date, based on our internal pricing models, is expected to be between $9.400 and $9.635 per PLUS. The estimated value is expected to be less than the initial issue price of the PLUS. See “Additional Information Regarding Our Estimated Value of the PLUS” on page 3 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.175 for each PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the PLUS and hold such PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of PLUS available for secondary trading and, therefore, could adversely affect the price of the PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

The PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS constitute our unsecured and unsubordinated obligations. The PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Terms continued from previous page:
Initial basket level:	100
Final basket level*:	The final basket level will be calculated as follows: 100 × [1 + (component return of the RTY Index × 50.00%) + (component return of the SPX Index × 50.00%)]
Component return:	The component return of each basket component will equal: (final component value – lookback component value) / lookback component value
Final component value:	With respect to each basket component, the closing level of that basket component on the valuation date
CUSIP / ISIN:	06744M828 / US06744M8284
Listing:	The PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If a basket component is discontinued or if the sponsor of a basket component fails to publish that basket component, the calculation agent may select a successor basket component or, if no successor basket component is available, will calculate the value to be used as the closing level of that basket component. In addition, the calculation agent will calculate the value to be used as the closing level of a basket component in the event of certain changes in or modifications to that basket component. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities Linked to a Basket” in the accompanying prospectus supplement.
†	Expected. In the event that we make any change to the pricing date or the original issue date, the valuation date and/or the maturity date may be changed so that the stated term of the PLUS remains the same. The valuation date may be postponed if the valuation date is not a scheduled trading day with respect to either basket component or if a market disruption event occurs with respect to either basket component on the valuation date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, the maturity date will be postponed if that day is not a business day or if the valuation date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.

Barclays Capital Inc.

November 2016	Page 2

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Additional Terms of the PLUS

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus dated July 18, 2016, the prospectus supplement dated July 18, 2016, the index supplement dated July 18, 2016 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the PLUS are a part. This document, together with the documents listed below, contains the terms of the PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the PLUS on the pricing date is expected to be less than the initial issue price of the PLUS. The difference between the initial issue price of the PLUS and our estimated value of the PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the PLUS and other costs in connection with the PLUS that we will no longer expect to incur over the term of the PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the PLUS and/or any agreement we may have with the distributors of the PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

You may revoke your offer to purchase the PLUS at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their pricing date. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the PLUS, by acquiring the PLUS, each holder of the PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the PLUS; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the PLUS such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the PLUS, or amendment of the amount of interest or any other amounts due on the PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the PLUS further acknowledges and agrees that the rights of the holders of the PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, based on the equally weighted returns of the basket components from their respective lookback component values to their respective final component values

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

If the final basket level is less than the initial basket level, the PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 15 months
Leverage factor:	200%
Maximum payment at maturity:	At least $11.36 per PLUS (at least 113.60% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket weighting:	50.00% for the RTY Index and 50.00% for the SPX Index
Limited lookback feature:	The payment at maturity on the PLUS will be based on whether the final basket level is greater than, equal to or less than the initial basket level. The initial basket level is 100 and the final basket level will be based on the equally weighted returns of the basket components from their respective lookback component values to their respective final component values. The lookback component value of each basket component will be the lowest closing level of that basket component during the five-day lookback observation period beginning on the pricing date, and the final component value of each basket component will be the closing level of that basket component on the valuation date.
Interest:	None

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged exposure to any positive performance of the basket, subject to a maximum payment at maturity of at least $11.36 per PLUS (at least 113.60% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date. In exchange for enhanced performance of 200% of any appreciation of the basket and the lookback feature, investors forgo performance above the maximum payment at maturity and are exposed to the risk of loss of some or all of their investment at maturity. If the final basket level is greater than the initial basket level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket at maturity, subject to the maximum payment at maturity. However, if the final basket level is less than the initial basket level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final basket level is less than the initial basket level. The initial basket level is 100 and the final basket level will be based on the equally weighted returns of the basket components from their respective lowest closing levels during the five-day lookback observation period beginning on the pricing date to their respective closing levels on the valuation date. If the final basket level is less that the initial basket level, the amount investors receive will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Lookback Observation Period	The payment at maturity on the PLUS will be based on whether the final basket level is greater than, equal to or less than the initial basket level. The initial basket level is 100 and the final basket level will be based on the equally weighted returns of the basket components from their respective lookback component values to their respective final component values. The lookback component value of each basket component will be the lowest closing level of that basket component during the five-day lookback observation period beginning on the pricing date, and the final component value of each basket component will be the closing level of that basket component on the valuation date. With respect to each basket component, the lookback observation period will consist of each scheduled trading day for that basket component on which there is no market disruption event for that basket component from and including the pricing date to and including November 11, 2016.
Upside Scenario	The final basket level is greater than the initial basket level. In this case, at maturity, the PLUS pay the stated principal amount of $10 plus 200% of the basket return, subject to the maximum payment at maturity of at least $11.36 per PLUS (at least 113.60% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Par Scenario	The final basket level is equal to the initial basket level. In this case, at maturity, the PLUS pay the stated principal amount of $10 per PLUS.
Downside Scenario	The final basket level is less than the initial basket level. In this case, at maturity, the PLUS pay less than the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final basket level from the initial basket level. For example, if the final basket level is 55% less than the initial basket level, the PLUS will pay $4.50 per PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the PLUS. Accordingly, investors could lose their entire investment in the PLUS.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Selected Purchase Considerations

The PLUS are not suitable for all investors. The PLUS may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final basket level will be greater than the initial basket level, and you are willing and able to accept the risk that, if the final basket level is less than the initial basket level, you will lose some, and possibly all, of the stated principal amount of the PLUS.

▪	You understand and accept that any potential return on the PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the basket components, nor will you have any voting rights with respect to the issuers of the securities composing the basket components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The PLUS may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final basket level will be less than the initial basket level, or you are unwilling or unable to accept the risk that, if it is, you will lose some, and possibly all, of the stated principal amount of the PLUS.

▪	You seek an investment with uncapped exposure to any positive performance of the basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the basket components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the PLUS. You should reach a decision whether to invest in the PLUS after carefully considering, with your advisors, the suitability of the PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the PLUS for investment.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	200%
Hypothetical maximum payment at maturity:	$11.36 per PLUS (113.60% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.

Scenario Analysis

▪	Upside Scenario. If the final basket level is greater than the initial basket level, at maturity investors will receive the $10 stated principal amount plus 200% of the appreciation of the basket from the initial basket level to the final basket level, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUS, investors will realize the maximum payment at maturity at a final basket level of 106.80% of the initial basket level.

▪	For example, if the basket appreciates by 3% from the initial basket level to the final basket level, at maturity investors would receive a 6% return, or $10.60 per PLUS.

▪	If the basket appreciates by 50% from the initial basket level to the final basket level, investors would receive only the hypothetical maximum payment at maturity of $11.36 per PLUS, or 113.60% of the stated principal amount.

▪	Par Scenario. If the final basket level is equal to the initial basket level, at maturity investors will receive the stated principal amount of $10 per PLUS.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

▪	Downside Scenario. If the final basket level is less than the initial basket level, at maturity investors will receive an amount that is less than the $10 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the basket. Investors may lose their entire initial investment in the PLUS.

▪	For example, if the basket depreciates 50% from the initial basket level to the final basket level, investors would lose 50% of their principal and receive only $5.00 per PLUS at maturity, or 50% of the stated principal amount.

How the final basket level and the lookback component value for each basket component are determined

The payment at maturity on the PLUS will be based on whether the final basket level is greater than, equal to or less than the initial basket level. The initial basket level is 100 and the final basket level will be based on the component returns of the basket components from their respective lookback component values to their respective final component values. The lookback component value of each basket component will be the lowest closing level of that basket component during the five-day lookback observation period beginning on the pricing date, and the final component value of each basket component will be the closing level of that basket component on the valuation date.

▪	The closing level of a basket component appreciates or remains flat during the lookback observation period. A basket component appreciates or remains flat during the lookback observation period such that the closing level of that basket component on each scheduled trading day for that basket component on which there is no market disruption event for that basket component during that period is greater than or equal to the closing level of that basket component on the pricing date. In this scenario, the lookback component value of the applicable basket component will be the closing level of that basket component on the pricing date.

▪	The closing level of a basket component depreciates during the lookback observation period. A basket component depreciates during the lookback observation period such that the lowest closing level of that basket component on a scheduled trading day for that basket component on which there is no market disruption event for that basket component during that period is less than the closing level of that basket component on the pricing date. In this scenario, the lookback component value of the applicable basket component will be that lowest closing level of that basket component.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

What Is the Total Return on the PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00. The table and examples set forth below assume a hypothetical maximum payment at maturity of $11.36 per PLUS (113.60% of the stated principal amount) and reflect the initial basket level of 100.00 and the leverage factor of 200%. The actual maximum payment at maturity will be determined on the pricing date. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the PLUS.

Final Basket Level	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on PLUS
150.00	50.00%	N/A	$11.36	13.60%
140.00	40.00%	N/A	$11.36	13.60%
130.00	30.00%	N/A	$11.36	13.60%
120.00	20.00%	N/A	$11.36	13.60%
110.00	10.00%	N/A	$11.36	13.60%
106.80	6.80%	N/A	$11.36	13.60%
105.00	5.00%	N/A	$11.00	10.00%
102.50	2.50%	N/A	$10.50	5.00%
101.00	1.00%	N/A	$10.20	2.00%
100.00	0.00%	N/A	$10.00	0.00%
90.00	-10.00%	90.00%	$9.00	-10.00%
80.00	-20.00%	80.00%	$8.00	-20.00%
70.00	-30.00%	70.00%	$7.00	-30.00%
60.00	-40.00%	60.00%	$6.00	-40.00%
50.00	-50.00%	50.00%	$5.00	-50.00%
40.00	-60.00%	40.00%	$4.00	-60.00%
30.00	-70.00%	30.00%	$3.00	-70.00%
20.00	-80.00%	20.00%	$2.00	-80.00%
10.00	-90.00%	10.00%	$1.00	-90.00%
0.00	-100.00%	0.00%	$0.00	-100.00%

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and the total return in different hypothetical scenarios are calculated, and are based on the hypothetical lookback component values of 100.00 and the hypothetical maximum payment at maturity of $13.60. The hypothetical lookback component value of 100.00 for each basket component has been chosen for illustrative purposes only and may not represent a likely actual lookback component value for either basket component. Please see “Basket Overview” below for recent actual values of the basket components. The actual maximum payment at maturity will be determined on the pricing date and the actual lookback component value of each basket component will be the lowest closing level of that basket component during the lookback observation period.

Example 1: The level of the basket increases from the initial basket level of 100.00 to a final basket level of 150.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
RTY Index	100.00	160.00	60.00%	50.00%
SPX Index	100.00	140.00	40.00%	50.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(60.00% × 50.00%) + (40.00% × 50.00%)]) = 150.00

Therefore, the final basket level is 150.00.

Step 2: Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $11.36

First, calculate the basket return:

basket return = (final basket level – initial basket level) / initial basket level = (150.00 – 100.00) / 100.00 = 50.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × basket return = ($10 × 200% × 50.00%) = $10.00

Because $10 plus the leveraged upside payment of $10.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $11.36 per PLUS, representing a 13.60% total return on the PLUS.

November 2016	Page 12

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Example 2: The level of the basket increases from the initial basket level of 100.00 to a final basket level of 102.50.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
RTY Index	100.00	101.00	1.00%	50.00%
SPX Index	100.00	104.00	4.00%	50.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(1.00% × 50.00%) + (4.00% × 50.00%)]) = 102.50

Therefore, the final basket level is 102.50.

Step 2: Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $11.36

First, calculate the basket return:

basket return = (final basket level – initial basket level) / initial basket level = (102.50 – 100.00) / 100.00 = 2.50%

Next, calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × basket return = ($10 × 200% × 2.50%) = $0.50

Because $10 plus the leveraged upside payment of $0.50 is less than the maximum payment at maturity, the payment at maturity is equal to $10.50 per PLUS, representing a 5.00% total return on the PLUS.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Example 3: The level of the basket decreases from the initial basket level of 100.00 to a final basket level of 80.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
RTY Index	100.00	50.00	-50.00%	50.00%
SPX Index	100.00	110.00	10.00%	50.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(-50.00% × 50.00%) + (10.00% × 50.00%)]) = 80.00

Therefore, the final basket level is 80.00.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical final component value of the RTY Index is less than its hypothetical lookback component value, while the hypothetical final component value of the SPX Index is greater than its hypothetical lookback component value. Although the SPX Index appreciated, the large decline in the RTY Index completely offsets the appreciation of the SPX Index and results in the hypothetical final basket level being less than 100.00.

Because the final basket level is less than the initial basket level, the payment at maturity is equal to $8.00 per PLUS, calculated as follows:

($10 × basket performance factor)

= $10 × (final basket level / initial basket level)

= $10 × (80.00 / 100.00) = $8.00

The total return on the PLUS is -20.00%.

November 2016	Page 14

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Example 4: The level of the basket decreases from the initial basket level of 100.00 to a final basket level of 50.00.

Basket Component	Hypothetical Lookback Component Value	Final Component Value	Basket Component Return	Weighting
RTY Index	100.00	40.00	-60.00%	50.00%
SPX Index	100.00	60.00	-40.00%	50.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(-60.00% × 50.00%) + (-40.00% × 50.00%)]) = 50.00

Therefore, the final basket level is 50.00.

Step 2: Calculate the payment at maturity.

Because the final basket level is less than the initial basket level, the payment at maturity is equal to $5.00 per PLUS, calculated as follows:

($10 × basket performance factor)

= $10 × (final basket level / initial basket level)

= $10 × (50.00 / 100.00) = $5.00

The total return on the PLUS is -50.00%.

November 2016	Page 15

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Risk Factors

An investment in the PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS. Investing in the PLUS is not equivalent to investing directly in the basket, any basket component or any of the securities composing either basket component. The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than One Reference Asset.”

▪	The PLUS do not pay interest or guarantee return of principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee payment of the principal amount at maturity. If the final basket level is less than the initial basket level, the payment at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS by an amount proportionate to the decrease in the final basket level from the initial basket level. There is no minimum payment at maturity on the PLUS and, accordingly, you could lose your entire initial investment in the PLUS.

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of at least $11.36 per PLUS (at least 113.60% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 200% exposure to any increase in the final basket level as compared to the initial basket level, because the payment at maturity will be limited to at least 113.60% of the stated principal amount for the PLUS, any increase in the final basket level as compared to the initial basket level by more than 6.80% (in the case where the maximum payment at maturity is 113.60% of the stated principal amount) of the initial basket level will not further increase the return on the PLUS.

▪	The lookback component value of each basket component will not be determined until the end of the lookback observation period. Because the lookback component value of each basket component will be the lowest closing level of that basket component during the lookback observation period, the lookback component value for each basket component will not be determined until the end of the lookback observation period. The lookback observation period for each basket component is a five-day period that will consist of each scheduled trading day for that basket component from and including the pricing date to and including November 11, 2016. If a market disruption event occurs with respect to a basket component on any scheduled trading day for that basket component during the lookback observation period, that day will be disregarded for purposes of determining the lookback component value of that basket component. Accordingly, you will not know the lookback component value of either basket component, which will be used to determine the component return of each basket component, for a significant period of time after the pricing date. There can be no assurance that the closing level of either basket component will decline during the lookback observation period below its closing level on the pricing date. In addition, there can be no assurance that if a basket component does decline during the lookback observation period, that such decline will occur on a scheduled trading day for that basket component on which there is no market disruption event for that basket component. Furthermore, even if the closing level of either or both basket components decline during the lookback observation period below their respective closing levels on the pricing date, there can be no assurance that the final basket level will be greater than the initial basket level so that you earn a positive return on the PLUS at maturity.

▪	Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the PLUS, and changes in the value of a basket component may offset the other basket component. “Correlation” is a measure of the degree to which the returns of two assets are similar to each other over a given period in terms of timing and direction. Movements in the value of the basket components may not correlate with each other. At a time when the value of one basket component increases in value, the value of the other basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of the other basket component. In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of the securities.

▪	Credit of issuer. The PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the PLUS.

November 2016	Page 16

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the PLUS, by acquiring the PLUS, each holder of the PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the PLUS losing all or a part of the value of your investment in the PLUS or receiving a different security from the PLUS, which may be worth significantly less than the PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the PLUS will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

▪	Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the basket components or the securities composing the basket components. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the basket components.

▪	The PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because other dealers are not likely to make a secondary market for the PLUS, the price, if any, at which you may be able to trade your PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the PLUS. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your PLUS to maturity.

▪	The final basket level is not based on the value of the basket components or the level of the basket at any time other than the valuation date. The final basket level is not based on the value of the basket components or the level of the basket at any time other than on the valuation date and the payment at maturity will be based solely on the final basket level as compared to the initial basket level. Therefore, the payment at maturity, if any, may be significantly less than if the final basket level were determined at any time other than the valuation date.

▪	The PLUS are subject to small-capitalization companies risk with respect to the RTY Index. The RTY Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the RTY Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Adjustments to a basket component could adversely affect the value of the PLUS. The publisher of a basket component may discontinue or suspend calculation or publication of that basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued basket component and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS prior to or during the lookback observation period and prior to maturity could adversely affect the values of the basket components and the level of the basket and, as a result, could decrease the amount an investor may receive on the PLUS at maturity. Any of these hedging or trading activities prior to or during the lookback observation period could potentially increase the lookback component values and, therefore, the value at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

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Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

▪	The market price of the PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the PLUS in the secondary market. Although we expect that generally the values of the basket components on any day will affect the value of the PLUS more than any other single factor, other factors that may influence the value of the PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of the basket components;

o	the correlation (or lack of correlation) among the basket components;

o	dividend rates on the securities composing the basket components;

o	interest and yield rates in the market;

o	time remaining until the PLUS mature;

o	supply and demand for the PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the basket components and that may affect the final basket level; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

▪	The estimated value of your PLUS is expected to be lower than the initial issue price of your PLUS. The estimated value of your PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your PLUS. The difference between the initial issue price of your PLUS and the estimated value of the PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS.

▪	The estimated value of your PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of PLUS in the secondary market. As a result, the secondary market price of your PLUS may be materially different from the estimated value of the PLUS determined by reference to our internal pricing models.

▪	The estimated value of your PLUS is not a prediction of the prices at which you may sell your PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your PLUS and may be lower than the estimated value of your PLUS. The estimated value of the PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the PLUS. Further, as secondary market prices of your PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the PLUS, secondary market prices of your PLUS will likely be lower than the initial issue price of your PLUS. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

November 2016	Page 18

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

▪	The temporary price at which we may initially buy the PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market (if Barclays Capital Inc. makes a market in the PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the PLUS on the pricing date, as well as the secondary market value of the PLUS, for a temporary period after the initial issue date of the PLUS. The price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your PLUS.

▪	We and our affiliates, and any dealer participating in the distribution of the PLUS, may engage in various activities or make determinations that could materially affect your PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the basket components or the securities composing the basket components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the PLUS and such compensation or financial benefit may serve as an incentive to sell the PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the PLUS or any of its affiliates conducts hedging activities for us in connection with the PLUS, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the PLUS to you. This additional projected profit may create a further incentive for the participating dealer to sell the PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the PLUS. As calculation agent, we will determine any values of the basket components and make any other determinations necessary to calculate any payments on the PLUS. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on any date that the value of the basket components is to be determined, including on any scheduled trading day during the lookback observation period; if a basket component is discontinued or if the sponsor of a basket component fails to publish that basket component, selecting a successor basket component or, if no successor basket component is available, determining any value necessary to calculate any payments on the PLUS; and calculating the value of a basket component on any date of determination in the event of certain changes in or modifications to that basket component. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the PLUS, and any of these determinations may adversely affect any payments on the PLUS.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the PLUS are uncertain, and the IRS or a court might not agree with the treatment of the PLUS as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the PLUS, the tax consequences of the ownership and disposition of the PLUS could be materially and adversely affected. In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2016	Page 19

Lookback Entry PLUS Based on the Performance of a Basket of Two Indices due February 12, 2018

Performance Leveraged Upside Securities

Principal at Risk Securities

Basket Overview

The basket is an equally-weighted basket composed of two indices.

Basket component information as of October 24, 2016
	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago (10/26/2015)	52 Week High	52 Week Low	Weighting
Russell 2000® Index	RTY	1,226.448	1,159.501	1,263.438	953.715	50.00%
S&P 500® Index	SPX	2,151.33	2,071.18	2,190.15	1,829.08	50.00%

The following graph is calculated to show the performance of the basket during the period from January 3, 2011 through October 24, 2016 assuming that on January 3, 2011, the basket components were weighted as set forth above, the lookback component values were determined and the initial basket level was set equal to 100, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage factor or the maximum payment at maturity on the PLUS, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of either basket component or of the basket as a whole, or whether an increase in the level of one basket component will be offset by a decrease in the level of the other basket component. The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance January 3, 2011 through October 24, 2016

Past performance is not indicative of future results.

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The following graphs show the performance of each of the basket components during the period from January 3, 2011 through October 24, 2016. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each basket component for the same period. The current basket component values on October 24, 2016 for each basket component are set forth in the table above under the column “Current Basket Component Value.” We obtained the information in the tables and graphs from Bloomberg Professional® service, without independent verification. Currently, whereas the RTY Index sponsor publishes the official closing level of the RTY Index to six decimal places, Bloomberg reports the closing level to fewer decimal places. As a result, the closing level of the RTY Index reported by Bloomberg may be lower or higher than the official closing level of the RTY Index published by the RTY Index sponsor. Future performance of the basket components may differ significantly from historical performance, and no assurance can be given as to the closing level of the basket components during the term of the PLUS, including on any scheduled trading day for the applicable basket component during the lookback observation period or on the valuation date. We cannot give you assurance that the performance of the basket components will result in the return of any of your initial investment.

Russell 2000® Index Overview

The RTY Index is calculated, maintained and published by FTSE Russell. The RTY Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks and is designed to track the performance of the small capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying index supplement.

Russell 2000® Index	High	Low	Period End
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter (through October 24, 2016)	1,250.764	1,210.136	1,226.448

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RTY Index Historical Performance— January 3, 2011 to October 24, 2016

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. Beginning in June 2016, U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA or Bats EDGX were added to the universe of securities that are eligible for inclusion in the SPX Index. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying index supplement.

S&P 500® Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter (through October 24, 2016)	2,163.66	2,126.50	2,151.33

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Principal at Risk Securities

SPX Index Historical Performance— January 3, 2011 to October 24, 2016

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 100 PLUS
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket. Assuming this treatment is respected, gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the PLUS by taking positions in the basket components and the securities composing the basket components, futures and options contracts on the basket components and the securities composing the basket components and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the basket components, the market value of the PLUS or any amounts payable on your PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

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This document represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.175 for each PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each PLUS.

We will deliver the PLUS against payment therefor in New York, New York on November 15, 2016, which is the fifth scheduled business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to three business days before delivery will be required, by virtue of the fact that the PLUS will initially settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

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